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                                                             Exhibit 10ll(iii)
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                                AMENDMENTS TO
                 PACIFIC TELESIS GROUP EXECUTIVE DEFERRAL PLAN


RESOLVED that, in accordance with Section  7 of Appendix A  (Employee Benefits
Allocation) of the Separation Agreement between Pacific Telesis Group and PacTel Corporation, dated October 7, 1993, and effective as of the date of separation of PacTel Corporation from the corporation, the Pacific Telesis Group Executive Deferral Plan (the "Plan") is hereby revised as follows:

     1. Paragraph (b) of Section 4 of the Plan is amended by the addition of the following at the end thereof:

          For purposes of determining when a distribution following retirement or termination from a participating Company shall be made pursuant to an employee's election under this paragraph (b), a
          Post-Separation PacTel Employee shall not be considered to have retired or terminated from a participating Company until he or she separates from employment with the PacTel Group.

     2. The fourth sentence of paragraph (g) of Section 4 of the Plan is amended in its entirety to read as follows:

          Notwithstanding the foregoing provisions of this Section 4(g), Pacific Telesis Group shall be solely and exclusively responsible for providing the benefits accrued under the Plan by a Post-Separation PacTel Employee.

     3. Paragraph (c) of Section 6 of the Plan is amended in its entirety to read as follows:

          (c) "Company" means Pacific Telesis Group, Pacific Bell or any other Pacific Telesis Group Affiliate.

     4. Section 6 of the Plan is amended by the addition of the following new paragraphs (h), (i) and (j) at the end thereof:

          (h) "Affiliates", as the term relates to Pacific Telesis Group or PacTel Corporation, means subsidiaries or other entities that control, are controlled by, or are under common control with Pacific Telesis Group or PacTel Corporation, as the case may be. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

          (i)  "PacTel Group" means PacTel  Corporation (or its successor) and
               its  Affiliates  immediately  after   the  total  and  complete
               separation of PacTel Corporation from Pacific Telesis Group.



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          (j)  "Post-Separation   PacTel  Employee"  means   an  employee  who
               immediately after the total and complete separation of the ownership of the PacTel Group from Pacific Telesis Group is employed by a member of the PacTel Group.

and be it

     FURTHER RESOLVED that, effective as of the date of separation of PacTel Corporation from the corporation, PacTel Corporation is no longer designated as a participating company under the Plan;

and be it

     FURTHER RESOLVED that the officers of this corporation, and any one of them, are authorized and directed, in the name and on behalf of this corporation, to do any and all other acts and things, to make any and all other determinations, and to execute any and all other documents that they deem necessary or advisable to effectuate the purposes or these resolutions.





Board of Directors
Pacific Telesis Group
February 25, 1994






























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